2011 EQUITY INCENTIVE PLAN
OF SYNIVERSE CORPORATION
RESTRICTED STOCK UNIT AWARD AGREEMENT
THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (the “Agreement”) is entered into as of this [____] day of May, 2015 (the “Grant Date”) by and between Syniverse Corporation (the “Company”) and [______________] (the “Recipient”).
AGREEMENT
In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE I.
DEFINITIONS

1.1Definitions.
As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings specified below. All capitalized terms used in this Agreement without definition shall have the meanings ascribed in the Plan.
(a)“Change in Control” means any transaction or series of transactions pursuant to which any Person or group of related Persons other than the Carlyle Entities and their respective Affiliates in the aggregate acquire(s) (i) beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of equity securities of the Company possessing the voting power (other than voting rights accruing only in the event of a default, breach or event of noncompliance that has not yet occurred) to elect a majority of the Board (whether by merger, consolidation, reorganization, combination, sale or transfer of the Company’s equity, securityholder or voting agreement, proxy, power of attorney or otherwise) or (ii) all or substantially all of the Company’s assets determined on a consolidated basis; provided that a Public Offering shall not constitute a Change in Control; provided, further, that any transaction or series of transactions shall only constitute a Change in Control if such transaction or series of transactions constitutes a “change in control event” within the meaning of Section 409A of the Code.

(b)“Contractual Obligation” means as to any Person, any provision of any security issued by such Person or any provision of any agreement, lease of real or personal property, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

(c)“Governmental Authority” means the government of any nation, state, city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity exercising public functions owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

(d)“Plan” means the 2011 Equity Incentive Plan of Syniverse Corporation, as may be amended from time to time.

(e)“Public Offering” shall mean the sale in an underwritten public offering registered under the Securities Act of equity securities of the Company or a corporate successor to the Company.

(f)“Requirements of Law” means, as to any Person, the provisions of the Certificate of Incorporation and By-laws or other organizational or governing documents of such Person, and any law, treaty, rule, regulation, right, privilege, qualification, license or franchise, order, judgment, or determination, in each case, of an arbitrator or a court or other Governmental Authority, in each case, applicable to or binding upon such Person or any of its property (or to which such Person or any of its property is subject) or applicable to any or all of the transactions contemplated by, or referred to in, this Agreement.

ARTICLE II.
GRANT OF RESTRICTED STOCK UNITS

2.1Award of RSUs. Effective as of the Grant Date, the Company hereby grants to the Recipient an award of [__________] restricted stock units (“RSUs”), upon the terms and conditions set forth in the Plan and this Agreement. Each RSU represents the right to receive one Share as set forth in Section 4.1, at the times and subject to the conditions set forth herein. However, unless and until the RSUs become vested, the Recipient will have no right to the payment of any Shares subject thereto. Prior to the actual delivery of any Shares, the RSUs will represent an unsecured obligation of the Company, payable only from the general assets of the Company.

ARTICLE III.
VESTING

3.1Vesting. Subject to Sections 3.2, 3.3 and 3.4, the RSUs shall become vested and non-forfeitable in three installments as follows:

(a)The first installment shall consist of 40% of the RSUs and shall become vested on the first anniversary of the Grant Date;

(b)The second installment shall consist of 35% of the RSUs and shall become vested on the second anniversary of the Grant Date; and

(c)The third installment shall consist of 25% of the RSUs and shall become vested on the third anniversary of the Grant Date.

3.2    Termination of Employment. In the event of the termination of employment as an Employee with the Company and its Subsidiaries, the unvested RSUs shall be automatically forfeited by the Recipient as of the date of such termination of employment and shall not thereafter become vested.

3.3    Change in Control Vesting. Subject to Section 3.2 and 3.4, the RSUs shall become vested and non-forfeitable in the event of termination of service without Cause within the twelve (12)-month period immediately following a Change in Control.

3.4    Discretionary Vesting. The Administrator may, in its sole discretion, accelerate the vesting of any portion of the RSUs that has not been forfeited pursuant to Section 3.2 and has not otherwise become vested pursuant to Section 3.1, Section 3.3 or otherwise.

ARTICLE IV.
ISSUANCE OF COMMON STOCK

4.1Issuance of Shares. As soon as administratively practicable following the vesting of any RSUs pursuant to Section 3 or otherwise, and, in any event, within sixty (60) days following such vesting (for the avoidance of doubt, this deadline is intended to comply with the “short-term deferral” exemption from Section 409A of the Code), the Company shall deliver to the Recipient a number of Shares equal to the number of RSUs that vest on the applicable vesting date, unless such RSUs terminate prior to the given vesting date pursuant to Section 3.2. The Recipient hereby agrees that except as required by law, he will not disclose to any Person other than the Recipient’s spouse and/or tax or financial advisor (if any) the grant of the RSUs or any of the terms or provisions hereof without the prior approval of the Administrator, and the Recipient agrees that, in the discretion of the Administrator, the RSUs shall be forfeited if the Recipient violates the non-disclosure provisions of this Section 4.1. In connection with the grant of the RSUs, the Recipient shall cause his spouse, if any, to execute the consent attached hereto as Exhibit A as soon as practicable following the Grant Date.

4.2    Conditions to Issuance of Stock Certificates.

(a)The Administrator may, in good faith in the reasonable exercise of its discretion, take whatever additional actions it deems appropriate to effect compliance by the Company and the Recipient of the Securities Act, the Exchange Act and any other federal or state securities laws or regulations, including, without limitation, placing legends on share certificates pursuant to Section 4.2(b) or otherwise. A certificate of shares will be delivered to the Recipient at the Company’s principal place of business following the issuance of Shares under Section 4.1 or the Company may, in the Administrator’s discretion, retain physical possession of the certificate until such time as the Administrator deems appropriate. In lieu of the delivery of certificates, evidence of ownership in the Shares may be evidenced by the book-entry method. The Company shall not have any liability to the Recipient for any delay in the delivery of certificates issued in respect of the Shares. Notwithstanding the above, the Company shall not be required to issue or deliver any certificate or certificates for Shares issued or otherwise evidence ownership in another form (e.g., book entry) prior to fulfillment of all of the following conditions:

(i)The admission of such Shares to listing on any and all stock exchanges on which such class of stock is then listed;

(ii)The completion of any registration or other qualification of such Shares, or the determination of exemption from registration or qualification, under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Administrator shall, in good faith, in the reasonable exercise of discretion, deem necessary or advisable; and

(iii)The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in good faith, in the reasonable exercise of its discretion, determine to be necessary or advisable.

(b)To the extent the Company delivers a certificate of shares pursuant to Section 4.2(a), such certificate will bear the following legend (or one to substantially similar effect):
“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR STATE SECURITIES LAWS AND CANNOT BE OFFERED, SOLD, OR TRANSFERRED IN THE ABSENCE OF REGISTRATION OR EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS AND REGULATIONS PROMULGATED THEREUNDER. THE SHARES REPRESENTED BY THIS CERTIFICATE

HAVE BEEN ACQUIRED BY THE REGISTERED OWNER HEREOF FOR INVESTMENT AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION THEREOF IN VIOLATION OF THE SECURITIES ACT. THE SHARES MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED EXCEPT IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE PROVISIONS OF THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN A TRANSACTION OTHERWISE IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS.”
“ANY SALE OR OTHER TRANSFER, PLEDGE OR HYPOTHECATION (“TRANSFER”) OF THIS SECURITY IS RESTRICTED BY THE TERMS OF THE MANAGEMENT STOCKHOLDERS AGREEMENT DATED APRIL 6, 2011, AS AMENDED OR AMENDED AND RESTATED AND IN EFFECT, BY AND AMONG THE COMPANY AND THE OTHER PARTIES THERETO AND MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH.”

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE RECIPIENT

The Recipient hereby represents and warrants with respect to the RSUs granted pursuant to this Agreement, as of the date hereof, as follows:
5.1Authorization. The Recipient has the necessary authority and capacity to enter into and perform his obligations under this Agreement.

5.2    Noncontravention. The execution, delivery and performance of this Agreement by the Recipient and the consummation of the transactions contemplated hereby, do not and will not (a) violate any Requirements of Law applicable to the Recipient, or (b) result in a material breach or default under any of the Contractual Obligations of the Recipient, or under any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority, in each case applicable to the Recipient or the Recipient’s properties.

5.3    Binding Effect. This Agreement has been duly executed and delivered by the Recipient, and this Agreement constitutes the legal, valid and binding obligations of the Recipient, enforceable against the Recipient in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

5.4    Governmental Authorization; Third Party Consent. No approval, consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any Requirements of Law, and no lapse of a waiting period under any Requirements of Law, is necessary or required in connection with the execution, delivery or performance by the Recipient (including, without limitation, the acquisition of the RSUs (or the Shares issuable thereunder) or enforcement against the Recipient of this Agreement or the transactions contemplated hereby.

5.5    Broker’s, Finder’s or Similar Fees. There are no brokerage commissions, finder’s fees or similar fees or commissions payable in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Recipient or any action taken by the Recipient. The Company shall not be liable for any costs or expenses incurred by or on behalf of the Recipient in connection with this Agreement or the transactions contemplated hereby.

5.6    Securities Law Representations.

(a)The Recipient is receiving the RSUs (and will receive the Shares) for investment for his own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof, other than as contemplated hereby.

(b)The Recipient has been given the opportunity to obtain any information or documents which he deems necessary to evaluate the merits and risks related to his investment in the RSUs (and the Shares issuable thereunder) and to verify the information received, and the Recipient’s knowledge and experience in financial and business matters are such that he is capable of evaluating the merits and risks of his receipt of the RSUs (and the Shares issuable thereunder).

(c)The Recipient’s financial condition is such that he can afford to bear the economic risk of holding the RSUs (and the Shares issuable thereunder) for an indefinite period of time and has adequate means for providing for the Recipient’s current needs and contingencies and to suffer a complete loss of his investment in the RSUs (and the Shares issuable thereunder).

(d)The Recipient hereby consents to the placement of a restrictive legend as contemplated herein and by the Stockholders Agreement.

(e)The Recipient is an “accredited investor,” as that term is defined in Regulation D under the Securities Act.

ARTICLE VI.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Recipient, as of the date hereof, as follows:

6.1Organization, Good Standing, Corporate Power and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted. The Company is qualified to transact business and is in good standing in each jurisdiction where it is required to be so qualified, except where the failure to be so qualified would not have a material adverse effect.

6.2    Authority; Binding Effect. The Company has the requisite corporate power and authority to enter into and deliver this Agreement, perform its obligations herein, and consummate the transactions contemplated hereby. This Agreement is a valid, legal and binding obligation of the Company enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity.

6.3    No Conflicts. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will result in any material violation of (a) the charter and by-laws of the Company, and (b) any applicable law, ordinance, rule or regulation or any applicable order of any court or Governmental Authority, which violation, conflict or default would have a material adverse effect on the business, assets, properties, financial condition or results of operations of the Company or on the ability of the Company to perform its obligations hereunder.

6.4    The Shares. The Shares, when issued and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than (a) restrictions on transfer under applicable state and federal securities laws, (b) the terms and conditions of the Plan and the Stockholders Agreement and (c) liens or encumbrances created by or imposed by the Recipient.

6.5    No Broker Fees. The Company has not employed any investment banker, broker or finder or incurred any actual or potential liability or obligation, whether direct or indirect, for any brokers’ fees or finders’ fees in connection with the transactions contemplated by this Agreement, for which the Recipient will be liable.

ARTICLE VII.
TAXATION

7.1Withholdings. Whenever the RSUs become vested pursuant to Section 3 or are settled in Shares pursuant to Section 4, the Company shall notify the Recipient of the amount of tax, if any, which must be withheld by the Company under all applicable federal, state and local tax laws. The Recipient agrees to make arrangements with the Company to (a) remit a cash payment of the required amount to the Company or (b) authorize the deduction of such amount from the Recipient’s compensation. Notwithstanding the prior sentence, with the consent of the Administrator and subject to any applicable legal conditions or restrictions, the Company shall, upon the Recipient’s request, accept surrender of a whole number of Shares issued hereunder (or other Shares held by the Recipient) having a Fair Market Value, determined as of the date the amount of tax to be withheld is to be determined pursuant to the Code or other applicable law (the “Tax Date”), not in excess of the minimum of tax required to be withheld by law (or such other amount as may be necessary to avoid variable award accounting) to cover all or a portion of the applicable withholding taxes (with the remainder paid pursuant to the preceding sentence). Request for such surrender shall be made in writing in a form acceptable to the Administrator and shall be subject to the following restrictions: (i) the election must be made on or prior to the applicable Tax Date and (ii) once made, the election shall be irrevocable as to the particular Shares for which the election is made. Any adverse consequences to the Recipient arising in connection with the share withholding procedure set forth in this Section 7.1 shall be the sole responsibility of the Recipient.

ARTICLE VIII.
RESTRICTIVE COVENANTS

8.1Obligation to Maintain Confidentiality. The Recipient acknowledges that the confidential or proprietary information and data (including trade secrets) of the Company or any of its Subsidiaries or Affiliates obtained by the Recipient while employed by or in the service of the Company or any of its Subsidiaries or Affiliates (including, without limitation, prior to the Grant Date) (“Confidential Information”) are the property of the Company or such Subsidiaries or Affiliates, including information concerning acquisition opportunities in or reasonably related to the Company’s, or such Subsidiaries’ or Affiliates’ business or industry of which the Recipient becomes aware during the period of the Recipient’s employment or service. Therefore, the Recipient agrees that he or she will not disclose to any unauthorized person, group or entity or use for the Recipient’s own account any Confidential Information without the Company’s written consent, unless and to the extent that the Confidential Information, (a) becomes generally known to and available for use by the public other than as a result of the Recipient’s acts or omissions to act, (b) was known to the Recipient prior to the Recipient’s employment or service with the Company or any of its Subsidiaries and Affiliates, or (c) is required to be disclosed pursuant to any applicable law or court order. The Recipient shall use reasonable best efforts to deliver to the Company on the date of his or her termination of service, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product (as defined below) or the business of the Company and its Subsidiaries and Affiliates (including, without limitation, all acquisition prospects, lists and contact information) which the Recipient may then possess or have under his or her control, but excluding financial information of the Company relating to the Recipient’s ownership of Shares, which information will nonetheless continue to constitute Confidential Information.

8.2    Ownership of Property. The Recipient acknowledges that all discoveries, concepts, ideas, inventions, innovations, improvements, developments, methods, processes, programs, designs, analyses, drawings, reports, patent applications, copyrightable work and mask work (whether or not including any Confidential Information) and all registrations or applications related thereto, all other proprietary information and all similar or related information (whether or not patentable) that relate to the Company’s or any of its Subsidiaries’ or Affiliates’ actual or anticipated business, research and development, or existing or future products or services and that were or are conceived, developed, contributed to, made, or reduced to practice by the Recipient (either solely or jointly with others) while employed by or in the service of the Company or any of its Subsidiaries or Affiliates (including, without limitation, prior to the date of this Agreement) (including any of the foregoing that constitutes any proprietary information or records) (“Work Product”) belong to the Company or such Subsidiary or Affiliate and the Recipient hereby assigns, and agrees to assign, all of the above Work Product to the Company or to such Subsidiary or Affiliate. Any copyrightable work prepared in whole or in part by the Recipient in the course of the Recipient’s work for any of the foregoing entities shall be deemed a “work made for hire” under the copyright laws, and the Company or such Subsidiary or Affiliate shall own all rights therein. To the extent that any such copyrightable work is not a “work made for hire,” the Recipient hereby assigns and agrees to assign to the Company or such Subsidiary or Affiliate all right, title, and interest, including without limitation, copyright in and to such copyrightable work. The Recipient shall as promptly as practicable under the circumstances disclose such Work Product and copyrightable work to the Company and perform all actions reasonably requested by the Company (whether during or after the Recipient’s employment with or service to the Company and its Subsidiaries and Affiliates) to establish and confirm the Company’s or such Subsidiary’s or Affiliate’s ownership (including, without limitation, assignments, consents, powers of attorney, and other instruments). Notwithstanding the foregoing, to the extent the Recipient’s principal place of business is California or Illinois, the Recipient understands that this Agreement does not require assignment of any Work Product to the extent such Work Product qualifies for protection under Section 2870 of the California Labor Code or 765 Illinois Compiled Statutes 1060, as applicable, the current text of each which is attached hereto as Exhibit B.

8.3    Third Party Information. The Recipient understands that the Company and its Subsidiaries and Affiliates will receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on the Company’s and its Subsidiaries and Affiliates’ part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the period of the Recipient’s employment with or service to the Company or its Subsidiaries or Affiliates and thereafter, and without in any way limiting the provisions of Section 8.1 above, the Recipient will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than personnel and consultants of the Company or its Subsidiaries and Affiliates who need to know such information in connection with their work for the Company or its Subsidiaries and Affiliates) or use, except in connection with the Recipient’s work for the Company or its Subsidiaries and Affiliates, Third Party Information unless expressly authorized by the Company in writing or unless and to the extent that the Third Party Information, (a) becomes generally known to and available for use by the public other than as a result of the Recipient’s acts or omissions to act, (b) was known to the Recipient prior to the Recipient’s employment with or service to the Company or any of its Subsidiaries and Affiliates, or (c) is required to be disclosed pursuant to any applicable law or court order.

8.4    Use of Information of Prior Employers. During the Recipient’s employment or service, the Recipient will not improperly use or disclose any confidential information or trade secrets, if any, of any former employers or any other person to whom the Recipient has an obligation of confidentiality, and will not bring onto the premises of the Company, its Subsidiaries or Affiliates any unpublished documents or any property belonging to any former employer or any other person to whom the Recipient has an obligation of confidentiality unless consented to in writing by the former employer or person. The Recipient will use in the performance of the Recipient’s duties only information which is (a) (i) common knowledge in the industry or (ii) is otherwise legally in the public domain, (b) is otherwise provided or developed by the Company, its Subsidiaries or Affiliates or (c) in the case of materials, property or information belonging to any former employer or other person to whom the Recipient has an obligation of confidentiality, approved for such use in writing by such former employer or person.

8.5    Noncompetition and Nonsolicitation. The Recipient acknowledges that, in the course of the Recipient’s employment, the Recipient will become familiar with the Company’s and its Subsidiaries’ and Affiliates’ trade secrets and with other confidential information concerning the Company and its Subsidiaries and Affiliates and that the Recipient’s services will be of special, unique and extraordinary value to the Company and its Subsidiaries and Affiliates. Therefore, the Recipient agrees that:

(a)Noncompetition. While employed by the Company or any of its Subsidiaries or Affiliates, and for a period beginning on the date of termination of the Recipient’s employment for any reason and ending on the first anniversary of such date of termination (the “Noncompete Period”), the Recipient shall not, anywhere in the world where the Company or its Subsidiaries or Affiliates conduct or actively propose to conduct business during the Recipient’s employment, directly or indirectly own, manage, control, participate in, consult with, be employed by or in any manner engage in any business competing with the businesses of the Company or its Subsidiaries or Affiliates prior to the Recipient’s termination of service with the Company and its Subsidiaries and Affiliates; provided, however, that the Recipient may own up to 2% of any class of an issuer’s publicly traded securities. Nothing in this Section 8.5(a) confers upon the Recipient any right to receive severance or obligates the Company to pay any severance to the Recipient in connection with his or her termination of service for any reason.

(b)Nonsolicitation. During the Noncompete Period, the Recipient shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company or its Subsidiaries or Affiliates to leave the employ of the Company or any of its Subsidiaries or Affiliates, or in any way interfere with the relationship between the Company or its Subsidiaries or Affiliates and any employee thereof, and (ii) hire any person who was an employee of the Company or any of its Subsidiaries or Affiliates within 180 days prior to the time such employee was hired by the Recipient, (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company or its Subsidiaries or Affiliates to cease doing business with the Company or its Subsidiaries or Affiliates or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or its Subsidiaries or Affiliates or (iv) directly or indirectly acquire or attempt to acquire an interest in any business relating to the business of the Company or its Subsidiaries or Affiliates and with which the Company, its Subsidiaries or Affiliates has entered into substantive negotiations or has requested and received confidential information relating to the acquisition of such business by the Company, its Subsidiaries or Affiliates in the two-year period immediately preceding the Recipient’s termination of service with the Company or any of its Subsidiaries or Affiliates.

Notwithstanding anything to the contrary herein, in the event the Recipient’s principal place of business as of the date of his or her termination of service is California, the covenants set forth in Sections 8.5(a) and 8.5(b)(ii) through 8.5(b)(iv) shall not apply.
(c)Enforcement. If, at the time of enforcement of Section 8.5(a) or (b), a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum duration, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum duration, scope and area permitted by law. The Recipient agrees that because his or her services are unique and the Recipient has access to confidential information, money damages would be an inadequate remedy for any breach of Article VIII. The Recipient agrees that the Company, its Subsidiaries and Affiliates, in the event of a breach or threatened breach of this Article VIII, may seek injunctive or other equitable relief in addition to any other remedy available to them in a court of competent jurisdiction without posting bond or other security.

(d)Non-disparagement. The Recipient agrees that at no time during his employment by the Company or any of its Subsidiaries or Affiliates or thereafter, shall he make, or cause or assist any other person to make, any statement or other communication to any third party which impugns or attacks, or is otherwise critical of, in any material respect, the reputation, business or character of the Company or any of its Subsidiaries or Affiliates or any of their respective directors, officers or employees; provided that the Recipient shall not be required to make any untruthful statement or to violate any law; and provided, further, that the Recipient may make any truthful statement or communication to any third party which clarifies or corrects any statement or other communication by or on behalf of the Company or any of its Subsidiaries or Affiliates or any of their respective directors, officers or employees which impugns or attacks, or is otherwise critical of, in any material respect, the reputation, business or character of the Recipient.

(e)Acknowledgments. The Recipient acknowledges that the provisions of this Article VIII are (i) in addition to, and not in limitation of, any obligation of the Recipient’s under the terms of any employment agreement with the Company or any of its Subsidiaries or Affiliates, (ii) in consideration of (A) employment with the Company or any of its Subsidiaries or Affiliates, (B) the issuance of the RSUs by the Company and (C) additional good and valuable consideration as set forth in this Agreement. In addition, the Recipient agrees and acknowledges that the restrictions contained in Article VIII do not preclude the Recipient from earning a livelihood, nor do they unreasonably impose limitations on the Recipient’s ability to earn a living. In addition, the Recipient acknowledges that (x) the business of the Company and its Subsidiaries and Affiliates will be international in scope and without geographical limitation, (y) notwithstanding the state of incorporation or principal office of the Company or its Subsidiaries or Affiliates, or any of their respective executives or employees (including the Recipient), it is expected that the Company and its Subsidiaries and Affiliates will have business activities and have valuable business relationships within its industry throughout the world, and (z) as part of the Recipient’s responsibilities, the Recipient will be traveling and conducting business throughout the world in furtherance of the Company’s and/or its Subsidiaries’ and Affiliates’ business and their respective relationships. The Recipient agrees and acknowledges that the potential harm to the Company or its Subsidiaries or Affiliates of the non-enforcement of this Article VIII outweighs any potential harm to the Recipient of its enforcement by injunction or otherwise. The Recipient acknowledges that he or she has carefully read this Agreement and has given careful consideration to the restraints imposed upon the Recipient by this Agreement, and is in full accord as to their necessity for the reasonable and proper protection of confidential and proprietary information of the Company, and its Subsidiaries and Affiliates now existing or to be developed in the future. The Recipient expressly acknowledges and agrees that each and every restraint imposed by this Agreement is reasonable with respect to subject matter, time period and geographical area.

ARTICLE IX.
MISCELLANEOUS

9.1The Plan and Stockholders Agreement. The RSUs issued pursuant to this Agreement shall also be subject to the terms and conditions of the Plan. Any Shares issued pursuant to this Agreement shall also be subject to the terms and conditions of the Plan and the Stockholders Agreement. Prior to the issuance of any Shares hereunder, the Recipient shall execute a joinder or other appropriate document (as determined by the Company) to become a party to the Stockholders Agreement. In the event of a conflict between the terms of this Agreement and the Plan or the Stockholders Agreement, the terms of the Plan or the Stockholders Agreement shall control.

9.2    Rights as Stockholder. Neither the Recipient nor any person claiming under or through the Recipient will have any of the rights or privileges of a stockholder of the Company in respect of any Shares that may become deliverable hereunder unless and until such Shares have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered in certificate or book entry form to the Recipient.

9.3    Amendment and Waiver. This Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board; provided that, except as provided by Section 9.1 of the Plan, neither the amendment, modification, suspension nor termination of this Agreement shall, without the consent of the Recipient, materially impair any rights or obligations under the RSUs.

9.4    Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

9.5    Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

9.6    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law principles of any jurisdiction.

9.7    Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired.

9.8    Entire Agreement. This Agreement, together with the Stockholders Agreement and the Plan, is intended by the parties hereto as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

9.9    Further Assurances. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations, or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

9.10    Recipient Representation; Not a Contract of Service. The Recipient hereby represents that the Recipient’s execution of this Agreement and participation in the Plan is voluntary and that the Recipient has in no way been induced to enter into this Agreement in exchange for or as a requirement of the expectation of service with the Company or any of its Subsidiaries. Nothing in this Agreement or in the Plan shall confer upon the Recipient any right to continue as a Service Provider or shall interfere with or restrict in any way the rights of the Company or its Subsidiaries, which are hereby expressly reserved, to discharge the Recipient at any time for any reason whatsoever, with or without cause except pursuant to an employment or consulting agreement executed by and between the Company and the Recipient and approved by the Board.

9.11    Conformity to Securities Laws. The Recipient acknowledges that the Plan and this Agreement is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, including without limitation Rule 16b-3. Notwithstanding anything herein to the contrary, the Plan, the Stockholders Agreement and this Agreement shall be administered, and the RSUs are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the

Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

9.12    Data Privacy Consent. As a condition of the RSU grant, the Recipient explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this paragraph by and among, as applicable, the Company and its Subsidiaries and Affiliates for the exclusive purpose of implementing, administering and managing the Recipient’s participation in the Plan. The Recipient understands that the Company and its Subsidiaries and Affiliates hold certain personal information about the Recipient, including the Recipient’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all restricted stock units or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Recipient’s favor, for the purpose of implementing, managing and administering the Plan (the “Data”). The Recipient further understands that the Company and its Subsidiaries and Affiliates may transfer the Data amongst themselves as necessary for the purpose of implementation, administration and management of the Recipient’s participation in the Plan, and that the Company and its Subsidiaries and Affiliates may each further transfer the Data to any third parties assisting the Company in the implementation, administration and management of the Plan. The Recipient understands that these recipients may be located in the Recipient’s country, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Recipient’s country. The Recipient understands that he may request a list with the names and addresses of any potential recipients of the Data by contacting his local human resources representative. The Recipient authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Recipient’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Recipient may elect to deposit any Shares. The Recipient understands that the Data will be held only as long as is necessary or appropriate to implement, administer, and manage the Recipient’s participation in the Plan. The Recipient understands that he may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his local human resources representative. The Recipient understands that refusal or withdrawal of consent may affect the Recipient’s ability to participate in the Plan. For more information on the consequences of refusal to consent or withdrawal of consent, the Recipient understands that he may contact his local human resources representative.

9.13    Section 409A. It is the intention of the parties that the provisions of this Agreement comply with the requirements of the short-term deferral exception of Section 409A of the Code and Treasury Regulations Section 1.409A-1(b)(4). Accordingly, to the extent there is any ambiguity as to whether one or more provisions of this Agreement would otherwise contravene the requirements or limitations of Section 409A of the Code applicable to such short-term deferral exception, then those provisions shall be interpreted and applied in a manner that does not result in a violation of the requirements or limitations of Section 409A of the Code and the Treasury Regulations thereunder that apply to such exception. Notwithstanding anything to the contrary in the Plan or this Agreement, in no event shall any liability for failure to comply with the requirements of Section 409A of the Code be transferred from the Recipient or any other individual to the Company or any of its Affiliates or any of their respective employees or agents pursuant to the Plan, this Agreement or otherwise.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement or caused this Agreement to be executed and delivered by their authorized representatives as of the date first above written.

SYNIVERSE CORPORATION

By:
Name: James A. Attwood, Jr.
Title: Chairman

RECIPIENT

By:
Name:

EXHIBIT A

CONSENT
As the undersigned spouse of the Recipient, I hereby acknowledges that I have read that certain Restricted Stock Unit Award Agreement by and between my spouse and the Company and dated as of May [___], 2015 (the “Restricted Stock Unit Agreement”), the Plan and the Stockholders Agreement (collectively, the “Agreements”), and that I understand their contents. I am aware that the Agreements provide for the repurchase of the Shares issuable thereunder under certain circumstances and impose other restrictions on the transfer of such Shares. I agree that my spouse's interest in such Shares are subject to the Agreements and any interest I may have in such Shares shall be irrevocably bound by the Agreements and further that my community property interest, if any, shall be similarly bound by the Agreements.
I am aware that the legal, financial and other matters contained in the Agreements are complex and I am free to seek advice with respect thereto from independent counsel. I have either sought such advice or determined after carefully reviewing the Agreements that I will waive such right.
Capitalized terms used in this consent and not defined herein shall have the meanings given to such terms in the Restricted Stock Unit Agreement.

Spouse

Witness

EXHIBIT B

Section 2870 of the California Labor Code
As of the Grant Date, Section 2870 of the California Labor Code is as follows:
(a)    Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:
(1)    Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or
(2)    Result from any work performed by the employee for the employer.
(b)    To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

765 Illinois Compiled Statutes 1060
As of the date of this Agreement, 765 Illinois Compiled Statutes 1060 is as follows:
(1)     A provision in an employment agreement which provides that an employee shall assign or offer to assign any of the employee's rights in an invention to the employer does not apply to an invention for which no equipment, supplies, facilities, or trade secret information of the employer was used and which was developed entirely on the employee's own time, unless (a) the invention relates (i) to the business of the employer, or (ii) to the employer's actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by the employee for the employer. Any provision which purports to apply to such an invention is to that extent against the public policy of this State and is to that extent void and unenforceable. The employee shall bear the burden of proof in establishing that his invention qualifies under this subsection.
(2)     An employer shall not require a provision made void and unenforceable by subsection (1) of this Section as a condition of employment or continuing employment. This Act shall not preempt existing common law applicable to any shop rights of employers with respect to employees who have not signed an employment agreement.
(3)     If an employment agreement entered into after January 1, 1984, contains a provision requiring the employee to assign any of the employee's rights in any invention to the employer, the employer must also, at the time the agreement is made, provide a written notification to the employee that the agreement does not apply to an invention for which no equipment, supplies, facility, or trade secret information of the employer was used and which was developed entirely on the employee's own time, unless (a) the invention relates (i) to the business of the employer, or (ii) to the employer's actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by the employee for the employer.